                                                                    Exhibit 10.1

                              STANDSTILL AGREEMENT

                  STANDSTILL AGREEMENT (the "Agreement"), dated as of June 27, 1997 between Terex Corporation (the "Company"), Randolph W. Lenz (the "Stockholder"), Alass Investment Partners, Ltd. ("Alass Investments"), Corsta Corporation ("Corsta"), FWD Corporation ("FWD"), Corsta Yacht Charters, Inc. ("Yacht"), Equity Funding Group, L.C. ("Equity"), First Out Corporation ("First"), Sam Ltd. ("Sam") and Alass Corporation ("Alass" and, together with Alass Investments, Corsta, FWD, Yacht, Equity, First and Sam, the "Stockholder Affiliates").


                  WHEREAS, the Stockholder and the Stockholder Affiliates beneficially own 3,965,861 shares of common stock, par value $.01 per share (the "Common Stock") of the Company and 38,800 shares of the Company's Series B Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock");


                  WHEREAS, the Stockholder holds options to acquire 43,000 shares of Common Stock (the "Options") and the right to receive 10,750 shares of restricted stock (the "Restricted Stock") under the Company's 1994 Long Term Incentive Plan;

                  WHEREAS, the Stockholder and/or his affiliate may have the right to receive up to an additional 100,000 shares of Common Stock from the Company pursuant to that certain agreement (the "Retirement Agreement"), dated as of November 2, 1995, between the Company and the Stockholder;

                  WHEREAS, it is contemplated that the Company will effect a public offering (the "Public Offering") of up to 5,000,000 shares (the "Company Shares") of the Common Stock;

                  WHEREAS, it is contemplated that in conjunction with the Public Offering, the Stockholder will sell up to 2,000,000 shares (the "Stockholder Shares" and, together with the Company Shares, the "Firm Shares") of Common Stock;

                  WHEREAS, in connection with the Public Offering, it is contemplated that the Company will grant to the underwriters an option exercisable for 30 days to buy up to that number of additional shares equal to 10% of the Firm Shares (the "Company Option Shares");
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                  WHEREAS, the managing underwriters of the Public Offering have informed the Company that the execution and delivery of this Agreement by the Stockholder and the Stockholder Affiliates is a condition to the Stockholder and the Stockholder Affiliates participating in the Public Offering; and

                  WHEREAS, in order to endeavor to preserve without limitation the net operating loss carryovers to which the Company is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute and the regulations or any successor regulations thereunder (such statute and regulations, collectively, the "Code"), the Stockholder and the Stockholder Affiliates have agreed to the restrictions set forth herein.

                  NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein and intending to be legally bound the parties agree as follows:

                  1. Participation in Public Offering; Reduction in Size of Offering. The Company will use its best efforts to cause the managing underwriters to include the Stockholder Shares in the Public Offering. If the managing underwriters advise the Company that in their opinion the number of shares of Common Stock to be included in the Firm Shares exceeds the number of such shares which can be sold in the Public Offering, the Company Shares and the Stockholder Shares shall be reduced pro rata (the reduction in the number of Stockholder Shares caused by any such pro rata reduction being referred to herein as the "Stockholder Cut-back") so that the aggregate number of shares to be sold in the Public Offering shall not exceed that number of shares which in the opinion of the managing underwriters can be sold. The Stockholder and the Stockholder Affiliates acknowledge that their right to participate in the Public Offering is conditioned upon their completing and executing all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by the managing underwriters.

                  2. Acquisition of Capital Stock by the Stockholder and the Stockholder Affiliates. Each of the Stockholder, the Stockholder Affiliates and any Affiliates (as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) of the Stockholder or the Stockholder Affiliates whose acquisitions of Capital Stock would be attributed to the Stockholder or the Stockholder Affiliates, as the case may be, for purposes of
Section 382 of the Code (such Affiliates are referred to herein as "Attributable Persons"), will not acquire or contract to acquire, directly or indirectly, any shares of Common Stock, any

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securities convertible into or exchangeable or exercisable for any shares of
Common Stock, any other capital stock now or hereafter issued by the Company or any other indirect interest or option in any of the foregoing (collectively, the "Capital Stock") for a period of three years from the second business day following the closing of the sale of the Firm Shares, or, if later, the second business day following the closing of the sale of the Company Option Shares (the "Standstill Period"), except (i) as a result of (a) a stock split, stock dividend, other pro rata distribution to all stockholders of the Company, or other transactions having similar effect, or (b) the conversion or exercise of the Preferred Stock or the Options in accordance with their terms as in effect on the date hereof, or (ii) in compliance with the terms of Section 4(g)(i) and
(ii) of the Retirement Agreement as in effect on the date hereof; provided, however, that nothing herein shall be deemed to prevent any of the Stockholder, the Stockholder Affiliates or the Attributable Persons from acquiring or contracting to acquire any indirect interest in or option to purchase Capital Stock if such person shall, prior to consummating such acquisition or contract, deliver to the Company a written opinion of nationally-recognized independent tax counsel to the Stockholder ("Tax Counsel") stating that the proposed acquisition or contract should not result, at the time of consummation or at any other time during the Standstill Period, in a change of ownership of the relevant Capital Stock as determined for federal income tax purposes. For purposes of this Section 2 and Section 17 below, (i) the term "should," as used in connection with an opinion of Tax Counsel, shall refer to a standard that is higher than a "more likely than not" standard but lower than an "unqualified" standard, and (ii) any opinion of Tax Counsel shall set forth the relevant law and facts upon which it is based, provided, that such opinion may be based upon assumptions of fact if such assumptions are based upon facts set forth in a certificate of a person with actual knowledge of such facts which certificate shall be attached to such opinion. The Stockholder and the Stockholder Affiliates will be jointly and severally liable for any breach of the terms of this Agreement by their respective Attributable Persons. At the request of the Stockholder the Company will pay the reasonable fees and disbursements of Tax Counsel incurred in rendering the opinion required by this Section 2 or by
Section 17.

                  3. Hold-back Agreement. For a period of 120 days after the date of the final prospectus relating to the initial public offering of the Firm Shares, each of the Stockholder and the Stockholder Affiliates will not offer, sell, contract to sell, announce their intention to sell, pledge, exchange, contract to exchange, assign, contract to assign or otherwise dispose of or contract to dispose of, directly or indirectly, including, without limitation, through any call or put option or other similar arrangement, any additional shares of Capital Stock without the prior written

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consent of Credit Suisse First Boston Corporation, or any successor thereto, or, if Credit Suisse First Boston Corporation shall not be the managing underwriter of the Public Offering, then such other managing underwriter of the Public Offering.

                  4. Disposition of Capital Stock by the Stockholder and the Stockholder Affiliates. Each of the Stockholder and the Stockholder Affiliates will not Dispose (as such term is defined below) of any shares of Capital Stock, except that:

                           a. following the expiration of the 120 day period
contemplated by Section 3 above, the Stockholder and the Stockholder Affiliates may Dispose of to persons other than "Prohibited Persons" (as such term is defined below) (i) an aggregate number of shares of Common Stock equal to 75% of such Company Option Shares as are not purchased by the underwriters and (ii) an aggregate number of shares of Common Stock equal to the Stockholder Cut-back, if any, in each case whether by Disposition (as such term is defined below) of Common Stock or by Disposition of a number of Preferred Shares convertible into such number of shares of Common Stock;

                           b. during the period commencing on November 1, 1998
and terminating on the first date that the Stockholder, the Stockholder Affiliates and their respective Affiliates are collectively the beneficial owners of less than 5% of the Common Stock outstanding at such date, the Stockholder and the Stockholder Affiliates may Dispose of to persons other than Prohibited Persons up to a number of shares of Common Stock (whether by Disposition of Common Stock or by Disposition of a number of Preferred Shares convertible into such number of shares of Common Stock) that will result, after giving effect to such Dispositions, in the Stockholder, the Stockholder Affiliates and their respective Affiliates being collectively the beneficial owners of less than 5% of the Common Stock outstanding at such date, provided, however, that any Dispositions made pursuant to this clause b. shall not result, after giving effect to any such Dispositions, in the Stockholder, the Stockholder Affiliates and their respective Affiliates being collectively the beneficial owners of less than 4.9% of the Common Stock outstanding at such date;

                           c. from and after the later of (x) the 30th day after
the Stockholder, the Stockholder Affiliates and their respective Affiliates file a final report pursuant to Rule 13d-2 of the Exchange Act reflecting collective beneficial ownership of less than 5% of the Common Stock outstanding at such date by the Stockholder, the Stockholder Affiliates and their respective Affiliates or (y) February 10, 1999, the Stockholder and the Stockholder Affiliates may Dispose of to persons

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other than Prohibited Persons the balance of the shares of Common Stock (whether by Disposition of Common Stock or by Disposition of a number of Preferred Shares convertible into such number of shares of Common Stock) owned by the Stockholder and the Stockholder Affiliates; and

                           d. Notwithstanding anything herein to the contrary,
at any time following the expiration of the 120 day period contemplated by
Section 3 above, the Stockholder will be permitted to Dispose of an aggregate of up to 200,000 shares of Common Stock owned by the Stockholder or any Stockholder Affiliate to one or more of the Stockholder's children.

                           e. the restrictions set forth in Sections 2, 4 and 6
hereof shall no longer be in effect (provided, that all other terms and provisions of this Agreement shall remain in full force and effect) from and after any date on which there is deemed to have occurred, in the reasonable judgment of the Company, an "ownership change" of the Company for the purposes of Section 382 of the Code; provided that the Stockholder and the Stockholder Affiliates shall have complied fully with all of their agreements, representations and warranties under this Agreement.

                  5. Representations and Warranties. The Stockholder and the Stockholder Affiliates each jointly and severally warrants on the date hereof that:

                           a. The Stockholder and the Stockholder Affiliates are
the owners of record and beneficially of the Common Stock, the Preferred Stock, the Restricted Stock and the Options set forth opposite the name of the Stockholder and the Stockholder Affiliates on Exhibit A hereto. Except as specifically set forth on Exhibit A hereto, each of the Stockholder and the Stockholder Affiliates owns such Common Stock, Preferred Stock, Restricted Stock and Options free and clear of all liens, charges, pledges, security interests, claims and encumbrances whatsoever ("Liens"). Except as set forth on Exhibit A, the Stockholder, the Stockholder Affiliates and their respective Attributable Persons do not beneficially own any shares of Capital Stock or any other indirect interest in any Capital Stock. Except for (i) the Preferred Stock, the Restricted Stock and the Options (ii) for the Retirement Agreement, and (iii) as set forth on Exhibit A, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, pledge, exchange, transfer or acquisition of any shares of Capital Stock to or from the Stockholder, the Stockholder Affiliates or their respective Attributable Persons.

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                           b. Except as set forth on Exhibit B hereto,
immediately following consummation of the Public Offering, the Stockholders and the Stockholder Affiliates will own their remaining shares of Common Stock, Preferred Stock, Restricted Stock and Options free and clear of all Liens.

                           c. The execution, delivery and performance of this
Agreement by each of the Stockholder and the Stockholder Affiliates does not and will not (i) conflict with or result in any breach of any provision of the organizational documents of any Stockholder Affiliate, (ii) result in the creation of any Lien on the shares of Common Stock or Preferred Stock or Options owned by the Stockholder or the Stockholder Affiliates, (iii) result in any event which (with notice or lapse of time or both) would constitute a breach of or default under any of the terms of any agreement to which the Stockholder or the Stockholder Affiliates are bound or by which any of their respective properties or assets is bound or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or the Stockholder Affiliates.

                           d. Each of the Stockholder and the Stockholder
Affiliates has all requisite power and authority, and has full legal capacity and is competent to execute and deliver and perform this Agreement. The execution and delivery of this Agreement by each of the Stockholder and the Stockholder Affiliates has been duly and validly authorized by all necessary action on the part of each of the Stockholder and the Stockholder Affiliates. This Agreement has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of each of the Stockholder and the Stockholder Affiliates in accordance with its terms.

                  6. Additional Agreements.

                           a. In the event that the Stockholder or any of the
Stockholder Affiliates (the "Purported Seller") makes a purported Disposition of shares of Capital Stock ("Prohibited Shares") in contravention of the terms of this Agreement, such attempted Disposition shall be void ab initio and the purported acquiror (the "Purported Acquiror") shall not be entitled to any rights as a stockholder of the Company with respect to the Prohibited Shares (including, without limitation, the right to vote or to retain or receive dividends with respect to the Prohibited Shares). All rights with respect to the Prohibited Shares shall remain the property of the Purported Seller until such time as the Prohibited Shares are resold as set forth in this Section 6. The Purported Acquiror, by acquiring purported ownership of the

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Prohibited Shares, shall be deemed to have consented to all the provisions of this Section 6.

                           b. Upon demand by the Company, the Purported Acquiror
shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Company with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Company (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares as Agent for the Purported Seller, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following clause c. if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror.

                           c. The Agent shall sell in an arm's-length
transaction any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sale Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the purported purchase price paid or value of consideration tendered by the Purported Acquiror for the Prohibited Shares. Any Resale Proceeds or Sale Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Purported Seller.

                           d. Upon a determination by the Company that there has
been a purported Disposition of Prohibited Shares in contravention of the terms of this Agreement, the Company may take such action, in addition to any action described in this Section 6, as the Company, in its sole and absolute discretion, deems necessary or advisable to give effect to the provisions and intent of this Agreement, including, without limitation, refusing to give effect on the books of the Company to such purported Disposition or instituting proceedings to enjoin such purported Disposition or redeeming the Prohibited Shares.

                  7. Condition of Company's Obligations. The obligations of the Company hereunder, including, but not limited to, using its best efforts to cause the managing underwriters to include the Stockholder Shares in the Public Offering, are

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subject to the condition that (i) each of the representations and warranties of the Stockholder and the Stockholder Affiliates set forth in section 5 hereof are true and correct in all material respects as of the date of each of the pricing and the closing of the Public Offering and (ii) each of the Stockholder, the Stockholder Affiliates and their respective Affiliates shall have complied with the terms and conditions of this Agreement in all material respects.

                  8. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  9. Waivers and Amendments. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. The provisions of this Agreement may not be amended, except in a writing signed by both parties.

                  10. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed to have been duly given when delivered personally or mailed in the United States by registered or certified mail, postage prepaid, or sent by fax, telex or telegram, addressed as follows:

                           To the Company:
                           Terex Corporation
                           500 Post Road East
                           Westport, CT  06880
                           Attention:  Marvin B. Rosenberg

                           To the Stockholder or the Stockholder Affiliates:
                           Randolph W. Lenz
                           c/o Equity Merchant Banking
                           2419 E. Commercial Blvd.
                           Suite 304
                           Fort Lauderdale, FL  33308

                  11. Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall be deemed to exist to bind either

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of the parties hereto unless in writing and executed by the parties hereto after the date hereof. This Agreement is separate from and shall in no way affect or supersede the Retirement Agreement which shall remain in full force and effect, unmodified by the terms of this Agreement; provided, however, that in the event of any conflict between, or ambiguity resulting from, the terms of this Agreement and the terms of the Retirement Agreement, the terms of this Agreement shall supersede the terms of the Retirement Agreement in resolving such conflict or ambiguity. In addition, the parties hereto hereby agree that the participation of the Stockholder and the Stockholder Affiliates in the Public Offering as contemplated hereunder shall be in full satisfaction of all obligations of the Company to the Stockholder and his Affiliates arising by reason of the Public Offering under Section 7(e) of the Retirement Agreement and under Sections 2 and 3 of the Registration Rights Agreement, dated as of December 9, 1994, by among the Stockholder, David J.
Langevin, Marvin B. Rosenberg and the Company.

                  12. Headings. The headings as provided herein are for conve-nience only and are not to be considered in the interpretation of any provisions found herein.

                  13. Jurisdiction and Governing Law. Jurisdiction over proceedings with regard to this Agreement shall be exclusively in the courts of the State of New York and each party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of such proceedings. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceedings in any court in the State of New York and any claim that it may now or hereafter have that any such proceedings in any court in the State of New York have been brought in an inconvenient forum. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, other than the conflict of laws provisions of such laws.

                  14. Injunctive Relief. It is hereby agreed and acknowledged that the parties hereto cannot be adequately compensated in damages or other remedies in an action at law if the other parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party will be irreparably damaged. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto or their respective affiliates, successors or assigns shall raise the defense that there is an adequate remedy at law. The foregoing shall not, however, be construed as a waiver of any

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of the rights which the parties may have for damages under this Agreement or otherwise, and all of the parties' rights and remedies shall be unrestricted.

                  15. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

                  16. Termination. Unless otherwise agreed by the parties hereto in writing, this Agreement shall terminate without any further rights or obligations of any of the parties hereto if the Public Offering is not consummated on prior to September 15, 1997.

                  17. Certain Definitions. For purposes of this Agreement, the terms "beneficial owner," "beneficial ownership" and "beneficially own" shall have the meaning ascribed to such terms by Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  For purposes of this Agreement "Dispose" shall mean any offer, sale, contract to sell, pledge, exchange, contract to exchange, assignment, contract to assign or other disposition of or contract to dispose of, directly or indirectly, including without limitation, through any call or put option or other similar arrangement, of any shares of Capital Stock and "Disposition" shall have a meaning correlative to the foregoing; provided, however, that the terms "Dispose" and "Disposition" shall include any indirect Disposition that results from an offer, sale, contract to sell, pledge, exchange, contract to exchange, assignment, contract to assign or other disposition of or contract to dispose of, directly or indirectly, including without limitation, through any call or put option or other similar arrangement, of any equity or other ownership interest in any Stockholder Affiliate, which indirect Disposition results in a change of ownership as determined for federal income tax purposes of all or a portion of the Capital Stock owned actually or constructively by the Stockholder through the Stockholder's direct or indirect equity or other ownership interest in such Stockholder Affiliate. Notwithstanding the foregoing, for purposes of Section 4 of this Agreement the term "pledge" as used with regard to Capital Stock shall not include, and nothing in Section 4 of this

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Agreement shall be deemed to prevent the Stockholder and the Stockholder
Affiliates from engaging in (in each case, with respect to the remaining shares of Capital Stock owned by them after the Public Offering), (i) customary margin-loan transactions with brokerage firms or other similar entities entered into in the ordinary course of business, (ii) other bona fide customary borrowing transactions with financial institutions entered into in the ordinary course of business, and (iii) any other similar pledge of, or any put or call option or other similar arrangement with respect to, such Capital Stock in connection with a borrowing transaction or otherwise; provided, that in the case of (iii), prior to engaging in such transaction, the relevant party shall deliver to the Company a written opinion of Tax Counsel stating that the proposed transaction should not be deemed, at the time of consummation or at any time thereafter, to result in a change of ownership of the relevant Capital Stock as determined for federal income tax purposes.

                  For purposes of this Agreement, a "Prohibited Person" shall mean any person that the Stockholder, after reasonable inquiry, believes or has reason to believe (i) is a "5-percent shareholder" (as defined under Section 382 of the Code, excluding for this purpose, a public group treated as a 5-percent shareholder thereunder) with respect to the Company or (ii) as a result of the relevant Disposition, will become such a "5-percent stockholder" with respect to the Company; provided, that no Disposition otherwise permitted by the terms of clauses a., b. or c. of Section 4 hereof shall be deemed to have been made to a Prohibited Person if such Disposition is made pursuant to a bona fide brokers' transactions (as such term is defined in Rule 144(g) under the Securities Act) on the New York Stock Exchange.

                  18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                  TEREX CORPORATION

                                  By: /s/ Marvin Rosenberg
                                     ------------------------------------------
                                     Name: Marvin B. Rosenberg
                                     Title: Senior Vice President

                                  /s/ Randolph W. Lenz
                                  ---------------------------------------------
                                  Randolph W. Lenz


                                  ALASS INVESTMENT PARTNERS,
                                  LTD.

                                  By:  Alass Corporation
                                         its General Partner
                                  By: /s/ Thomas S. Gallagher
                                     ------------------------------------------
                                     Name: Thomas S. Gallagher
                                     Title: Treasurer and Secretary

                                  CORSTA CORPORATION

                                  By: /s/ Thomas S. Gallagher
                                     ------------------------------------------
                                     Name: Thomas S. Gallagher
                                     Title: Secretary

                                  ALASS CORPORATION

                                  By: /s/ Thomas S. Gallagher
                                     ------------------------------------------
                                     Name: Thomas S. Gallagher
                                     Title: Treasurer and Secretary

                                  FWD CORPORATION

                                  By: /s/ Joseph L. Kaufmann
                                     ------------------------------------------
                                     Name: Joseph L. Kaufmann
                                     Title: Vice President of Finance

                                  CORSTA YACHT CHARTERS, INC.

                                  By: /s/ Patricia B. Zuckerman
                                     ------------------------------------------
                                     Name: Patricia B. Zuckerman
                                     Title: Secretary

                                  EQUITY FUNDING GROUP, L.C.

                                  By: /s/ Thomas S. Gallagher
                                     ------------------------------------------
                                     Name: Thomas S. Gallagher
                                     Title: Manager


                                  FIRST OUT CORPORATION

                                  By: /s/ Thomas S. Gallagher
                                     ------------------------------------------
                                     Name: Thomas S. Gallagher
                                     Title: Vice President & Secretary

                                  SAM LTD.

                                  By: /s/ C. Lenz
                                     ------------------------------------------
                                     Name: C. Lenz
                                     Title: V. P.